WARREN RESOURCES, INC.

                      13.02% SINKING FUND CONVERTIBLE BOND


$_________________                                              February 1, 1999


     WARREN RESOURCES, INC., a New York corporation (the "Corporation"), for value received, hereby promises to pay to____________________, or registered assigns (the "Holder") on or before December 31, 2010, the principal sum of __________________Dollars, in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts, and to pay interest on the principal amount outstanding under this bond (the "Bond") from this date, at the rate of thirteen and two-one hundreds percent (13.02%) per annum, in like coin or currency, semi-annually on the lst day of January and the lst day of July each year, commencing February 1, 1999, until such principal amount has been paid to the Holder hereof as shown in the Corporation's records, without presentment or demand.

     The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Bond is registered at the close of business on the Record Date for such Interest Payment Date, which shall be December 15 or June 15 (whether or not a Business Day) as the case may be, next preceding such Interest Payment Date. Payment of the principal of and Interest on this Bond will be made at the office or agency of the Trustee maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Corporation, payment of Interest may be made by check mailed to the address of the Holder entitled thereto as such address shall appear in the Bond Register. Interest shall be computed on the basis of a 360-day year and shall accrue from the date of authentication of the originally issued Bond represented by this certificate.

     1. THE BOND EVIDENCED OR CONSTITUTED HEREBY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH BOND OR THE UNDERLYING COMMON STOCK ISSUABLE UPON CONVERSION OF THE BOND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT OR APPLICABLE STATE LAW HAVE BEEN COMPLIED OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

     2. This Bond is one of a duly authorized issue of Bonds of the Issuer designated as its 13.02% Sinking Fund Convertible Bonds due December 31, 2010, issued and to be issued under an indenture dated as of February 1, 1999 (herein called the "Indenture"), between the Corporation and Continental Stock Transfer & Trust Company, as Trustee thereunder (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Corporation, the Trustee, and the Holders of the Bonds and of the terms upon which the Bonds are, and are to be, authenticated and delivered. All terms used in this Bond which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     3. The rights of Holder to receive the principal sum or any part thereof, and to receive the interest due on this Bond is and shall remain equal in priority to the payment of the principal of and interest on (i) all future obligations and guarantees of the Issuer for money borrowed from any bank, trust company, insurance company or other financial institution engaged in the business of lending money, for which the Issuer is at the time of determination responsible or liable as obligor or guarantor, (ii) all existing or future obligations of the Corporation secured by a lien, mortgage, pledge or other encumbrance against real or personal property of the Corporation, and (iii) any modifications, renewals, extensions or refunding of the foregoing, except for any of such obligations of the Corporation the payment of which is made expressly subordinate and junior to this Bond.

     4. As and for a sinking fund for the retirement of the Bonds, as more particularly provided in the Indenture, the Corporation, as long as any of the Bonds shall be outstanding, shall pay to the Trustee on or before the business day which next precedes December 31 in each year commencing with the year 1999 to and including 2010 (each such business day being herein referred to as a "Sinking Fund Payment Date"), a sinking fund payment in cash or U.S. Treasury Bonds maturing on or before December 31, 2010 (herein being referred to as a "Sinking Fund Payment"), in such amount payable at maturity as (together with such cash) shall be equal to 9.09% of the principal amount of the outstanding Bonds. The Indenture also provides that under the circumstances specified therein funds may be deposited with the Trustee or with any paying agent (other than the Corporation) in advance of the maturity or redemption date of any of the Bonds, in trust for the payment or redemption of such Bonds and the Interest due or to become due thereon, and that thereupon all obligations of the Corporation in respect of such Bonds shall cease and be discharged and the holders thereof shall thereafter be restricted exclusively to such funds for any and all other claims on their part under the Indenture or with respect to such Bonds.

     5. The Holder of this Bond may tender to the Trustee this Bond or a portion hereof for repurchase by the Corporation at a price of 100% of principal amount, plus accrued but unpaid interest, commencing on February 1, 1999. Commencing with calendar l999, the Corporation shall be obligated to repurchase such Bond or Bonds on a first come, first served basis, in any one calendar year in an amount up to 10% of the originally outstanding principal amount of all Bonds theretofore issued. All tenders received by the Trustee on the same Business Day which, when added to all prior tenders exceed the annual obligation of the Corporation to honor such tenders, the Trustee shall notify the Corporation of the amount of such tenders or (i) agree in writing to honor all such tenders or
(ii) advise the Trustee to pro-rate such tenders. If the Corporation shall not make an election in writing within the period provided, the Trustee shall pro-rate such tenders.

     The Trustee shall give notice to the Corporation of all tenders for repurchase within five (5) Business Days after the Trustee's receipt thereof. Provided that the Corporation shall not have preciously repurchased the maximum principal amount of Bonds provided for, the Corporation shall have forty-five
(45) days to deposit with the Trustee the principal amount of the Bond, Bonds or part of a Bond tendered for repurchase plus accrued but unpaid interest through and including the date of such deposit, at the time of which deposit the Corporation's obligation to pay, and the Holder's right to receive, interest on such principal amount shall cease. Failure of the Corporation to make such a deposit within the time permitted shall be an Event of Default under Article XIV of the Indenture.

     6. The Bonds shall be redeemable in whole or in part at the option of the Corporation at 110% of principal amount plus accrued interest to the Redemption Date upon notice to the Trustee at any time on or after February 1, 1999 upon satisfaction of the following conditions:

     (a) The Common Stock issuable upon Conversion of the Bonds shall be the subject of an effective registration statement with the Securities and Exchange Commission;

     (b) The Common Stock shall be listed on the NASDAQ system or a national or regional securities exchange, and shall have an average daily trading volume for the ninety (90) trading days immediately prior to the Notice of Redemption of at least one thousand (1,000) shares;

     (c) The average bid price for the Common Stock for the ninety (90) trading days immediately prior to the Notice of Redemption (calculated by summing the daily average bid prices and dividing by ninety (90) shall have been at least 133% of the Conversion Rate at the date of the Notice of Redemption; and

     (d) The Corporation shall provide the Trustee with an Officers' Certificate certifying that all of the foregoing conditions have been satisfied.

     Partial redemption shall be made pro rata to all Holders of the Bonds then outstanding, in proportion to the principal amounts of Bonds held by each such Holder. Upon any Redemption, the Holder shall deliver his Bond to the Trustee for notation of partial redemption or cancellation if Redemption is made in full; such delivery shall be made not later than the date fixed for Redemption in the Corporation's notice thereof. Upon the close of business on such Redemption Date, the conversion privilege of the Bond shall terminate to the extent of the redemption of principal and no further interest shall accrue on the principal portion of the Bond so redeemed. If the Holder shall fail to deliver his Bond to the Trustee upon Redemption, the Corporation may deposit sufficient funds to make the Redemption with the Trustee, whereupon all rights of the Holder with respect to the portion of this Bond so redeemed, other than the right to receive the Redemption Price, shall terminate .

     Notice of Redemption shall be given by registered first-class mail, postage prepaid, mailed at least sixty (60) days before the Redemption Date to the Holder of this Bond at his address appearing on the records of the Trustee. The Notice of Redemption shall sate:

     (1) the Redemption Date,

     (2) the Redemption Price,

     (3) that on the Redemption Date the Redemption Price will become due and payable and that interest thereon will cease to accrue on and after such date,

     (4) the Conversion Rate, the date on which the right to convert the Bond will terminate and the place where the Bond may be surrendered for Conversion, and

     (5) the place where the Bond is to be surrendered for payment of the Redemption Price and any accrued interest.

     From and after any Redemption Date, this Bond shall cease to bear interest and only right of the Holder of this Bond is called for redemption, and shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the Bond Interest Rate and the Conversion rights shall continue as provided therein until the Redemption Price is paid in full.

     7. Subject to and upon compliance with the provisions of the Indenture, the Holder shall have the right, at the Holder's option, at any time or from time to time prior to the date this Bond is redeemed or paid upon Maturity, to convert each $1,000 principal amount or integral multiple thereof of Bonds into shares of Common Stock, subject to adjustment pursuant to the further provisions of the Indenture.

     This Bond will be convertible until Maturity at 100% of principal amount (accrued interest will be paid separately) into Common Stock of the Corporation at the rate of $5.00 per share of Common Stock.

     In order to exercise the conversion privilege, the Holder shall surrender this Bond to the Trustee at the Corporate Trust Office of the Trustee, with the conversion notice below fully completed. As soon as practicable after the receipt of such documents, the Trustee shall request the Issuer to deliver at said offices to the Holder, or on his written order, to a third party, a certificate or certificates for the number of full shares of conversion stock ("Conversion Stock") issuable upon the conversion of this Bond or portion thereof. The Corporation shall not issue fractional interests in shares of its Common Stock upon conversion of the Bonds. Such Conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the documents deliverable upon conversion of this Bond are received by the Trustee. At such time the rights of the Holder as such Holder shall cease, and the person or persons in whose name or names any certificate for shares of Conversion Stock shall be issuable upon such Conversion shall be deemed to have become the holder or holders of record of shares of Conversion Stock represented thereby.

     No fractional shares of Conversion Stock or scrip shall be issued upon conversion of this Bond. Any fractional shares of Conversion Stock less than one-half shall be disregarded, and fractional interests on one-half or more of a share of Conversion Stock shall be rounded up to a full share.

     The initial Conversion Rate and the number of shares issuable upon conversion shall be based upon 12,000,000 (12,000,000) shares of Common Stock outstanding and shall be subject to adjustment from time to time only as follows:

     (i) If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend or other distribution of securities to the Corporation's stockholders without consideration (other than a distribution of rights to purchase securities for cash) payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, immediately following the record date fixed for the determination of holders of Common Stock issuable upon conversion of this Bond and the Conversion Rate shall be appropriately adjusted so that the number of shares of Common Stock issuable on Conversion of this Bond shall be increased in proportion to such decrease in outstanding shares.

     (ii) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination or a reverse stock split, the number of shares of conversion stock issuable upon conversion of this Bond and the Conversion Rate shall be appropriately adjusted so that the number of shares of Common Stock issuable on Conversion of this Bond shall be decreased and the Conversion Rate shall be increased in proportion to such decrease in outstanding shares.

     (iii) If any consolidation or merger of the Corporation with or into another entity, or the sale of all or substantially all of its assets to another entity shall be effected, or in case of any capital reorganization or reclassification of the capital stock of the Issuer, then, as a condition of such consolidation, merger or sale, reorganization or reclassification of the capital stock of the Issuer, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of the Bonds, such shares of stock, or of securities, interests or assets (other than cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore so receivable by the Holder had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Conversion Rate) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities, interests or assets thereafter deliverable upon the exercise of such conversion rights.

     (iv) Any and all shares of Conversion Stock issued pursuant to a conversion of this Bond shall (unless covered by an effective public registration statement) bear a legend reflecting that such shares of Conversion Stock have not been registered under the Securities Act, or under any state securities law, and cannot be transferred by sale, pledge or otherwise, except in compliance with such securities laws and all regulations thereunder. As a condition to the issuance of Conversion Stock, the holder requesting to so convert the Bonds shall execute appropriate investment letters and other documents as may be reasonably required by the Corporation and its counsel to assure that the shares of Conversion Stock are issued only in compliance with applicable securities laws.

     8. In the event of Redemption or conversion of this Bond in part only, a new Bond or Bonds for the portion of this Bond not redeemed or converted will be issued in the name of the Holder hereof upon the cancellation of this Bond.

     9. If an Event of Default shall occur and be continuing, the principal of all the Bonds may be declared due and payable in the manner and with the effect provided in the Indenture.

     10. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Bonds under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of not less than two-thirds in aggregate principal amount of the Bonds at the time outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Bonds at the time outstanding, on behalf of the Holders of all the Bonds, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults (other than payment of principal, interest, Trustee fees and certain events described in the Indenture) under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Bond.

     11. No reference herein to the Indenture and no provision of this Bond or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Bond at the times, place and rate, and in the coin or currency, herein provided or to effect the Conversion of this Bond as provided in the Indenture.

     12. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Bond for registration of transfer may be made at the office or agency of the Trustee in New York, New York, duly endorsed by, or accompanied by, a written instrument of transfer in form satisfactory to the Corporation and the Trustee, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Bonds of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferee.

     The Bonds are issuable only in fully certificated registered form, in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Bonds are exchangeable for a like aggregate principal amount of Bonds of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

     13. Prior to due presentment of this Bond for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the person in whose name this Bond is registered as the owner hereof for all purposes, whether or not this Bond be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

     IN WITNESS WHEREOF, the Corporation has caused the Bonds to be executed and delivered, under its corporate seal, by its Chief Executive Officer and attested by its Secretary or an Assistant Secretary, on the date first above written.


                                                WARREN RESOURCES, INC.


                                                By: ----------------------------
                                                    Norman F. Swanton
                                                    Chief Executive Officer

Attest: ----------------------------

[Corporate Seal]

                                CONVERSION NOTICE
                            To Warren Resources, Inc.

     The undersigned Holder of this Bond hereby irrevocably exercises the option to convert this Bond, or the portion hereof (which is $1,000 or any integral multiple thereof except as provided by the Indenture) below designated, into shares of Common Stock of Warren Resources, Inc. in accordance with the terms of the Indenture referred to in this Bond, and directs that the shares issuable and deliverable upon the conversion, together with any Bonds representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below and the undersigned's signature is guaranteed as indicated. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.


Dated:            Principal Amount to be converted, if less than all:

                           $-------------------------------------------

                           --------------------------------------------
                           (Sign exactly as your name appears on the other side
                            of this Bond)

                           ---------------------------------------------
                           Please print name and address (including zip code)

                                    Social Security or other
                                    Taxpayer identifying number

                           ----------------------------------------------





-------------------------
SIGNATURE GUARANTY

(by a New York commercial
bank or trust company or
member of an accepted
medallion guaranty)

                                 ASSIGNMENT FORM

If you, the holder, want to assign
this Bond, fill in the form below:
I, or we assign and transfer this
Bond to

               ---------------------------------------------------
              (Insert assignee's social security or tax ID number)


--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)



and irrevocably appoint

-------------------------------------------------------------------------------
as agent to transfer this Bond on the books of the Issuer. The agent may substitute another to act for him.

Date -----------------------

Your signature:-------------------------------

--------------------------------------------
(Sign exactly as your name appears on the other side of this Bond)

Signature Guaranteed:

----------------------------------------------
The signature must be guaranteed by an officer of a commercial bank or trust company or Member of an accepted medallion guaranty